Exhibit 5


                                       August 13, 1997



SLM Holding Corporation                                            C 88815-00001
1050 Thomas Jefferson Street, N.W.
Washington, D.C.  20007

      Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

                  We refer to an aggregate of 3,171,663 shares of Common Stock, par value $0.20 per share, of SLM Holding Corporation, a Delaware corporation (the "Company"), which are the subject of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), which shares (the "Shares") may be offered and sold under the Sallie Mae Board of Directors' Stock Option Plan, the Sallie Mae Incentive Performance Plan, the Sallie Mae Board of Directors' Restricted Stock Plan, the Sallie Mae Directors Deferred Compensation Plan, the Sallie Mae Stock Compensation Plan, the Sallie Mae Employees' Stock Purchase Plan and the Sallie Mae 1993-1998 Stock Option Plan (together, the "Plans"), respectively.

                  We have examined the original, or a photostatic or certified copy, of such records of the Company, certificates of officers of the Company and of public officials and such other documents as we have determined relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

                  Based upon our examination mentioned above, we are of the opinion that the Shares have been validly authorized for issuance and, when issued and sold in accordance with the terms set forth in the Registration Statement and the Plans, and, when (a) the Registration Statement has become effective under the Act, (b) the pertinent provisions of any applicable state securities law have been complied with, and (c) in the case of options issued under the Plans, the

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SLM Holding Corporation
August 13, 1997
Page 2


Shares have been paid for, the Shares so issued will be legally issued and will be fully paid and nonassessable.

                  We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm appearing on the cover of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the Commission.

                                       Very truly yours,




                                       GIBSON, DUNN & CRUTCHER LLP

ROM/SSS